UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-13337

Date of Report: December 28, 2006

ADVANCED BATTERY TECHNOLOGIES, INC. (Exact name of registrant as specified in its charter)

Delaware	22-2497491
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

21 West 39th Street, Suite 2A New York, NY 10018
(Address of Principal Executive Offices)

212-391-2752

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Change in Registrant’s Certifying Accountant

On December 28, 2006 the Board of Directors of Advanced Battery Technologies, Inc. (“Advanced Battery Technologies”) dismissed PKF from its position as Advanced Battery Technologies’ principal independent accountant.

The audit reports of PKF on Advanced Battery Technologies’ financial statements for the years ended December 31, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion or qualification.  PKF did not, during the applicable periods, advise Advanced Battery Technologies of any of the enumerated items described in Item 304(a)(1)(iv) of Regulation S-B.

Advanced Battery Technologies and PKF have not, during Advanced Battery Technologies’ two most recent fiscal years or any subsequent period through the date of dismissal, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to PKF’s satisfaction, would have caused PKF to make reference to the subject matter of the disagreement in connection with its reports.

Advanced Battery Technologies has requested PKF to furnish a letter addressed to the Securities Exchange Commission stating whether or not PKF agrees with the statements in this 8-K.  A copy of such letter dated January 9, 2007 is filed as exhibit 16 to this 8-K.

On December 29, 2006 Advanced Battery Technologies retained the firm of Bagell, Josephs, Levine & Co., LLC (“Bagell Josephs”) to audit Advanced Battery Technologies’ financial statements for the year ended December 31, 2006.  At no time during the past two fiscal years or any subsequent period did Advanced Battery Technologies consult with Bagell Josephs regarding any matter of the sort described above with reference to PKF, any issue relating to the financial statements of Advanced Battery Technologies, or the type of audit opinion that might be rendered for Advanced Battery Technologies.

Item 9.01

Financial Statements and Exhibits

Exhibits

16.

Letter from PKF dated January 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BATTERY TECHNOLOGIES, INC.

Dated: January 9, 2007

By:/s/ Fu Zhiguo

     Fu Zhiguo, Chief Executive Officer